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[KPMG  HANADI SUDJENDRO & REKAN LETTERHEAD]


      Jakarta, 14 April 1997

      Ref: 101/AH/97

      Arthur Andersen LLP
      33 West Monroe Street
      Chicago, IL 60603
      United States of America



      Dear Sirs,

      As requested, we as independent Public Accountants hereby provide you with the consent to file to the Securities & Exchange Commission in United States, our report dated February 14, 1996 in connection with the audit of PT MBF Buana Multicorpora's financial statements for the year ended December 31, 1995.

      We understand that our report will be included in MBF USA Inc's Form 10K (Annual Report) for the year of 1995 and 1996.


      Yours truly,

        [Signature]
        [Seal]

      KPMG Hanadi Sudjendro & Rekan
      Drs. Achmand Hidayat
      Partner